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                                   CAPITAL ONE MASTER TRUST
                                   Trust Excess Spread Analysis -  May-98




Card Trust                              COMT 93-1     COMT 93-4    COMT 94-3      COMT 95-1      COMT 95-2*    COMT 95-3  COMT 95-4
Deal Size                                 $500MM        $700MM       $453MM        $900MM          $375MM       $1050MM   $150MM
Expected Maturity:                       10/15/98      1/15/99      6/15/99        6/15/00         8/15/98      8/15/00   5/15/98
                                                                                                   (NON-US                   (1)
                                                                                              TRANSACTION)
                                                                                                              ----------- ---------
-----------------------------------------------------------------------------------------------------------------------------------
Excess Spread:


      Portfolio Yield                     19.71%       19.71%       19.71%         19.71%          19.71%         19.71%    19.71%
       LESS:     (Wt Avg) Coupon          5.22%         5.80%        5.96%          5.82%           5.74%         5.78%      5.90%
                 SVC Fees                 2.00%         2.00%        2.00%          2.00%           2.00%         2.00%      2.00%
                 Charge-Offs              6.93%         6.93%        6.93%          6.93%           6.93%         6.93%      6.93%

Excess Spread:        May-98              5.56%         4.98%        4.82%          4.96%           5.04%         5.00%      4.88%
                      Apr-98              5.40%         4.73%        4.57%          4.73%           4.81%         4.77%      5.43%
                      Mar-98              7.12%         6.42%        6.26%          6.43%           6.50%         6.46%      6.95%
3-Mo Avg Excess Spread                    6.03%         5.38%        5.22%          5.37%           5.45%         5.41%      5.75%
----------------------------------------------------------------------------------------------------------------------------------

Delinquents:     30 to 59 days            1.97%         1.97%        1.97%          1.97%           1.97%         1.97%      1.97%
                 60 to 89 days            1.28%         1.28%        1.28%          1.28%           1.28%         1.28%      1.28%
                 90+ days                 2.49%         2.49%        2.49%          2.49%           2.49%         2.49%      2.49%

Monthly Payment Rate                      10.73%        10.73%       10.73%        10.73%          10.73%         10.73%    10.73%

Card Trust                              COMT 96-1*    COMT 96-2    COMT 96-3     COMT 97-1*      COMT 97-2*     COMT 98-1
Deal Size                                 $845MM        $750MM       $500MM        $608MM          $502MM         $591MM
Expected Maturity:                       8/15/01       12/15/01     1/15/04        6/15/02         8/15/02       4/15/08
                                         (NON-US                                   (NON-US         (NON-US
                                     TRANSACTION)                             TRANSACTION)    TRANSACTION)
                                                   -             -------------
--------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                     19.71%        19.71%       19.71%        19.71%          19.71%         19.71%
       LESS:     (Wt Avg) Coupon          5.79%         5.75%        5.79%          5.68%           5.74%         6.35%
                 SVC Fees                 1.50%         1.50%        1.50%          1.50%           1.50%         1.50%
                 Charge-Offs              6.93%         6.93%        6.93%          6.93%           6.93%         6.93%

Excess Spread:        May-98              5.49%         5.53%        5.49%          5.60%           5.54%         4.93%
                      Apr-98              5.32%         5.30%        5.27%          5.38%           5.37%         6.03%
                      Mar-98              7.00%         6.96%        6.93%          7.06%           7.05%          N/A
3-Mo Avg Excess Spread                    5.94%         5.93%        5.90%          6.01%           5.99%         5.48%
--------------------------------------------------------------------------------------------------------------------------

Delinquents:     30 to 59 days            1.97%         1.97%        1.97%          1.97%           1.97%         1.97%
                 60 to 89 days            1.28%         1.28%        1.28%          1.28%           1.28%         1.28%
                 90+ days                 2.49%         2.49%        2.49%          2.49%           2.49%         2.49%

Monthly Payment Rate                      10.73%        10.73%       10.73%        10.73%          10.73%         10.73%

* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Comments:
(1) Series 1995-4 Class A completed scheduled payment of principal on May 15, 1998, the Expected Maturity Date. May Excess Spread for Series 1995-4 is for Class B and Class C only. Class B Expected Maturity Date is July 15, 1998.

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com (Under "For Investors" section)